UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

YUPSSM Trust for eBay Inc.
(Exact name of registrant as specified in its charter)

New York	133680184
(State of incorporation or incorporation)	(I.R.S. Employer Identification No.)
110 East 59th Street New York, New York	10022
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
YUPSSM	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:     333-118520

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-A is being filed solely to amend the name of the registrant.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered

A description of the YUPS registered under this registration statement and to be issued by the YUPSSM Trust for eBay Inc. is set forth under the caption ‘‘Description of the YUPS’’ in the prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-118520) filed on August 24, 2004 (the ‘‘Prospectus’’). The Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and such Prospectus will be incorporated by reference into this registration statement upon its filing.

Item 2.    Exhibits

Exhibit 4.1	Form of Standard Terms for Depositary Trust Agreement between Cantor Fitzgerald & Co. and The Bank of New York, as Trustee (including form of YUPS included as exhibit B thereto), incorporated herein by reference to the Exhibit 4.1 of the Cantor Fitzgerald & Co.'s Form S-1, file no. 333-118520.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

CANTOR FITZGERALD & CO., as Sponsor, on behalf of YUPSSM Trust for eBay Inc.
By:	/s/ Stephen M. Merkel
Name: Stephen M. Merkel Title: Attorney-in-Fact

Dated: October 18, 2006

EXHIBIT INDEX

Exhibit 4.1	Form of Standard Terms for Depositary Trust Agreement between Cantor Fitzgerald & Co. and The Bank of New York, as Trustee (including form of YUPS included as exhibit B thereto), incorporated herein by reference to the Exhibit 4.1 of the Cantor Fitzgerald & Co.'s Form S-1, file no. 333-118520.